Exhibit 99.1

News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

Hexcel Completes Acquisition of ARC Technologies

STAMFORD, Conn., January 3, 2019 – Hexcel Corporation (NYSE:HXL) announced today that it has completed its acquisition of ARC Technologies LLC, a leading supplier of custom RF / EMI and microwave absorbing composite materials for military, aerospace and industrial applications.

The acquisition strengthens Hexcel’s existing advanced materials portfolio in structural composites and thermoplastics and provides new opportunities for growth and market penetration. The transaction is expected to be accretive to Hexcel’s earnings in 2019.

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Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The “forward-looking statements” in this press release include, without limitation, statements related to the expected impact of the acquisition of ARC Technologies. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, unanticipated difficulties in integrating ARC Technologies’ operations into Hexcel’s operations and other factors detailed in the Forward Looking Statements and Risk Factors sections of Hexcel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 filed with the Securities and Exchange Commission. We do not undertake an obligation to update our forward-looking statements to reflect future events.

About Hexcel

Hexcel Corporation is a leading advanced composites company. It develops, manufactures and markets lightweight, high-performance structural materials including carbon fibers, specialty reinforcements, prepregs and other fiber-reinforced matrix materials, honeycomb, adhesives, engineered core and composite structures for use in commercial aerospace, space and defense and industrial applications.

Contact Information

Kaye Veazey | Vice President – Corporate & Marketing Communications | 203-352-0339 | Kaye.Veazey@hexcel.com